                        NIAGARA MOHAWK POWER CORPORATION

        OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES OF THE
                 FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK
                AT THE PURCHASE PRICES PER SHARE INDICATED BELOW

                                                                       PURCHASE PRICE
CUSIP NO.                            SERIES                              PER SHARE
---------  ----------------------------------------------------------  --------------
653522771  Fixed/Adjustable Rate Cumulative Preferred Stock, Series        $53.76
           D.........................................................
653522201  Cumulative Preferred Stock, 3.40% Series..................      $63.43
653522300  Cumulative Preferred Stock, 3.60% Series..................      $67.16
653522409  Cumulative Preferred Stock, 3.90% Series..................      $72.76
653522508  Cumulative Preferred Stock, 4.10% Series..................      $76.49
653522607  Cumulative Preferred Stock, 4.85% Series..................      $90.49
653522706  Cumulative Preferred Stock, 5.25% Series..................      $93.58

        EACH OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON WEDNESDAY, MARCH 27, 2002,
         UNLESS EXTENDED OR EARLIER TERMINATED (THE "EXPIRATION DATE").

                                                               February 27, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated February 27, 2002 (the "Offer to Purchase") and the related letters of transmittal (the "Letters of Transmittal") relating to the offer by Niagara Mohawk Power Corporation, a New York corporation ("Purchaser" and the "Company") and an indirect wholly owned subsidiary of National Grid Group plc, to purchase all outstanding shares of the series of preferred stock listed in the table above (each, a "Series" and, collectively, the "Preferred Shares"), of the Company upon the terms and subject to the conditions set forth in the Offer to Purchase. Each offer to purchase a Series of Preferred Shares is referred to as an "Offer" and the offers to purchase all of the Series of Preferred Shares are referred to as the "Offers." Each Offer is being made independently of the other Offers. Also enclosed is the Letter to Shareholders of the Company from the Treasurer of the Company.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF PREFERRED SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH PREFERRED SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER PREFERRED SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Preferred Shares held by us for your account pursuant to the terms and conditions set forth in the Offers.

     Your attention is directed to the following:

          1. The offer price for each Series of Preferred Shares is as follows per Preferred Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offers:

                                                              PURCHASE PRICE
SERIES                                                          PER SHARE
------                                                        --------------
Fixed/Adjustable Rate Cumulative Preferred Stock, Series
  D.........................................................      $53.76
Cumulative Preferred Stock, 3.40% Series....................      $63.43
Cumulative Preferred Stock, 3.60% Series....................      $67.16
Cumulative Preferred Stock, 3.90% Series....................      $72.76
Cumulative Preferred Stock, 4.10% Series....................      $76.49
Cumulative Preferred Stock, 4.85% Series....................      $90.49
Cumulative Preferred Stock, 5.25% Series....................      $93.58

          2. The Company's board of directors believes that the Offers are fair to unaffiliated holders of Preferred Shares and has unanimously approved the Offers. See Section 6, "Special Factors." While the Company's board of directors has unanimously approved the Offers, it is not making any recommendation as to whether or not you should tender your Preferred Shares. The Company believes that this is a personal investment decision for its preferred shareholders. You must decide whether to tender your Preferred Shares and, if so, how many Preferred Shares to tender.

          3. THE OFFERS AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 27, 2002, UNLESS THE OFFERS ARE EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFERS, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

          4. The Offers are not contingent upon any minimum number of Preferred Shares being tendered and the Offer for any series of Preferred Shares is not conditioned upon any minimum number of shares of another Series being tendered. The Offers are, however, subject to certain other conditions as described in the Offer to Purchase under Section 11, "Conditions to the Offers."

          5. Any stock transfer taxes applicable to a sale of Preferred Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the applicable Letter of Transmittal.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the dealer manager, the depositary or the information agent or, except as set forth in Instruction 6 of the applicable Letter of Transmittal, transfer taxes on the purchase of Preferred Shares by the Purchaser pursuant to the Offers. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 of the applicable Letter of Transmittal.

     If you wish to have us tender any of or all the Preferred Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Preferred Shares, all such Preferred Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE PREFERRED SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFERS OR ANY DELAY IN MAKING SUCH PAYMENT.

     No Offer is being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares in any jurisdiction in which the making of the applicable Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer, the Offers are being made on behalf of the Purchaser by Merrill Lynch & Co., the dealer manager for the Offers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE

                        NIAGARA MOHAWK POWER CORPORATION

        OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES OF THE
                 FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK
                AT THE PURCHASE PRICES PER SHARE INDICATED BELOW

                                                                       PURCHASE PRICE
CUSIP NO.                            SERIES                              PER SHARE
---------  ----------------------------------------------------------  --------------
653522771  Fixed/Adjustable Rate Cumulative Preferred Stock, Series        $53.76
           D.........................................................
653522201  Cumulative Preferred Stock, 3.40% Series..................      $63.43
653522300  Cumulative Preferred Stock, 3.60% Series..................      $67.16
653522409  Cumulative Preferred Stock, 3.90% Series..................      $72.76
653522508  Cumulative Preferred Stock, 4.10% Series..................      $76.49
653522607  Cumulative Preferred Stock, 4.85% Series..................      $90.49
653522706  Cumulative Preferred Stock, 5.25% Series..................      $93.58

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated February 27, 2002 (the "Offer to Purchase") and the accompanying Letters of Transmittal relating to shares of preferred stock listed in the table above (the "Preferred Shares"), of Niagara Mohawk Power Corporation, a New York corporation.

     This will instruct you to tender the number of Preferred Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and applicable Letter(s) of Transmittal.

     Number of Preferred Shares to be Tendered:*

                              ---------------------------------------- Shares of
                              Fixed/Adjustable Rate Series D
                              ---------------------------------------- Shares of
                              3.40% Series
                              ---------------------------------------- Shares of
                              3.60% Series
                              ---------------------------------------- Shares of
                              3.90% Series
                              ---------------------------------------- Shares of
                              4.10% Series
                              ---------------------------------------- Shares of
                              4.85% Series
                              ---------------------------------------- Shares of
                              5.25% Series

                                   SIGN HERE

Signature(s):
--------------------------------------------------------------------------------

Please Type or Print Name(s):
--------------------------------------------------------------------------------

Type or Print Address(es):
--------------------------------------------------------------------------------

Area Code and Telephone Number:
---------------------------------------------------------------------------

Taxpayer Identification or Social Security No.:
---------------------------------------------------------------

Dated:
--------------- , 2002

* Unless otherwise indicated, it will be assumed that all your shares of any particular series are to be tendered.

                                        3